Exhibit 4.2

EXECUTION VERSION

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE ISSUER SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

April 6, 2007	Warrant No. 01

WARRANT TO PURCHASE COMMON STOCK

JARDEN CORPORATION

Void After March 31, 2012

THIS CERTIFIES THAT, for value received, Pure Fishing Holdings, LLC (“Pure Fishing”), or its permitted assigns, is entitled, at any time prior to the Expiration Date (such term, and certain other capitalized terms used herein being hereinafter defined), to purchase from Jarden Corporation (the “Issuer”) Two Million Two Hundred Six Thousand Five Hundred Thirty One (2,206,531) shares of Common Stock (as defined herein) (subject to adjustment as provided herein), at a purchase price of Forty Five Dollars and Thirty Two Cents ($45.32) per share (the initial “Exercise Price”, subject to adjustment as provided herein), all on the terms and conditions and pursuant to the provisions hereinafter set forth.

This Warrant was issued pursuant to that certain Stock Purchase Agreement, dated as of April 6, 2007 (as amended and modified from time to time, the “Purchase Agreement”), by and among the Issuer, the Holder, Outdoor Technologies Corporation (the “Company”) and certain other parties as described therein. The Purchase Agreement contains terms and conditions governing the Warrant and the rights of the Holder, and all such provisions of the Purchase Agreement are hereby incorporated herein in full by this reference, including, without limitation, the Holder’s representations and warranties as to its investment intent. Except as defined in Section 1 or unless otherwise indicated herein, capitalized terms used in this Warrant shall have the same meanings ascribed to such terms in the Purchase Agreement.

Section 1. Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

(a) “After-Tax Basis” when referring to a payment that is required hereunder (the “target amount”), means a total payment (the “total amount”) that, after deduction of all federal, state and local taxes that are required to be paid by the recipient in respect of the receipt or accrual of such total amount, is equal to the target amount.

(b) “Board” means the Board of Directors of the Issuer.

(c) “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

(d) “Change of Control” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Issuer’s Common Stock or business combination in which the Issuer is the publicly traded surviving entity in which holders of the Issuer’s voting power immediately prior to such reorganization, recapitalization or reclassification or business combination continue after such reorganization, recapitalization or reclassification or business combination to hold publicly traded securities representing more than fifty percent (50%) of the voting power of the Issuer, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Issuer.

(e) “Commission” means the United States Securities and Exchange Commission or any other federal agency then administering the Securities Act, the Exchange Act and other federal securities laws.

(f) “Common Stock” means (except where the context otherwise indicates) the common stock of the Issuer, par value $0.01 per share, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Issuer of any other class (regardless of how denominated) issued to the holders of Common Stock upon any reclassification thereof which is also not preferred as to dividends or liquidation over any other class of stock of the Issuer and which is not subject to redemption and (ii) shares of capital stock of any successor or acquiring corporation (as defined in Section 4(a) hereof) received by or distributed to the holders of Common Stock in the circumstances contemplated by Section 4(a) hereof.

(g) “Continuously Effective”, with respect to the Registration Statement, means that the Issuer shall use commercially reasonable efforts to, except as contemplated by Section 8(b)(ii), cause the Registration Statement to remain effective and available for Transfers of Warrant Stock thereunder.

(h) “Convertible Securities” means evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

(j) “Exercise Price” means, in respect of a share of Common Stock at any date herein specified, the initial Exercise Price set forth in the preamble of this Warrant as adjusted from time to time pursuant to Section 4 hereof.

(k) “Expiration Date” means March 31, 2012.

(l) “Fundamental Company Transaction” means the occurrence of any of the following:

(i) the Issuer shall transfer or otherwise dispose (including without limitation by repurchase), in any transaction or series of transactions, of equity securities of the Company or any of its Subsidiaries such that following such transaction or series of transactions, the Issuer shall fail to hold, directly or indirectly, (A) equity securities of the Company and its Subsidiaries entitling the Issuer to elect a majority of the members of the board of directors (or similar governing bodies) of such entities, or (B) at least fifty percent (50%) of the voting equity securities of the Company or any of its Subsidiaries (including by reason of any amalgamation, merger, consolidation, recapitalization, stock sale, reorganization, recapitalization, spin-off or other business combination); provided, that any such transaction or series of transactions shall not constitute a Fundamental Company Transaction unless (1) the assets held by the entity or entities that issued the transferred or disposed equity or voting securities in the transaction or series of transactions constitute more than fifty percent (50%) of the consolidated assets of the Company and its Subsidiaries, or (2) the entity or entities that issued the transferred or disposed equity or voting securities in the transaction or series of transactions generate more than fifty percent (50%) of the aggregate amount of the consolidated revenue of the Issuer and its Subsidiaries as of the date hereof;

(ii) the consummation of a stock purchase or other business combination (including any amalgamation, merger, consolidation, recapitalization, stock sale, reorganization, recapitalization, spin-off or other business combination) with another Person or Persons whereby, in any transaction or series of transactions, such other Person or Persons acquire directly and not through the acquisition of the Issuer or any of its other Subsidiaries (A) more than fifty percent (50%) of the outstanding equity securities of the Company or (B) more than fifty percent (50%) of the outstanding equity securities of the Company or the Company Subsidiaries, which equity securities so transferred or disposed represent direct or indirect ownership of either (1) more than fifty percent (50%) of the consolidated assets of the Company and its Subsidiaries on the date hereof, or (2) more than fifty percent (50%) of the aggregate amount of the consolidated revenue of the Company and its Subsidiaries as of the date hereof; provided, that a spin-off in which the consolidated revenue of the Company and its Subsidiaries does not constitute more than twenty five percent (25%) of the aggregate amount of the consolidated revenue generated as a result of the operation of the businesses and assets that were spun-off by the Issuer shall not constitute a Fundamental Company Transaction if at least two of Messrs. Martin Franklin, Ian Ashken and Gary Kiedaisch remain on the board of directors (or similar governing bodies) of the new entity that holds such businesses and assets so spun-off through the expiration of the Earn-Out Period (as defined in the Purchase Agreement);

(iii) a sale of all or substantially all of the consolidated assets of the Company and its Subsidiaries; or

(iv) any dissolution or liquidation of the Company or its Subsidiaries.

(m) “Fundamental Transaction” means that (i) the Issuer shall, directly or indirectly, in one or more related transactions, (A) consolidate or merge with or into (whether or not the Issuer is the surviving corporation) another Person or Persons, or (B) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer to another Person, or (C) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than fifty percent (50%) of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (D) consummate a stock purchase or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than fifty percent (50%) of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (E) reorganize, recapitalize or reclassify its Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the aggregate Voting Stock of the Issuer.

(n) “Holder” means (a) with respect to this Warrant, the Person in whose name the Warrant set forth herein is registered on the books of the Issuer maintained for such purpose and (b) with respect to any shares of Warrant Stock, the Person or Persons in whose name(s) such Warrant Stock is registered on the books of the Issuer maintained for such purpose.

(o) “Lien” means any mortgage, pledge, hypothecation, hypothec, right of others, claim, security interest, encumbrance, lease, sublease, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, right of first refusal, charge or other restrictions or limitations of any nature whatsoever, other than restrictions on the offer and sale of securities under federal and state securities Laws. For the avoidance of doubt, “Lien” shall not be deemed to include any license of Intellectual Property.

(p) “NASD” means the National Association of Securities Dealers, Inc., or any successor corporation thereto.

(q) “Original Issue Date” means the date on which this Warrant is issued, as set forth on the cover page of this Warrant.

(r) “Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or government (whether federal, state, county, city or otherwise, including any instrumentality, division, agency or department thereof).

(s) “Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

(t) “Selling Holders” means, with respect to the Registration Statement (as defined herein), the Holders who are selling at any given time thereunder.

(u) “Stock Purchase Rights” means any options, warrants or other securities or rights to subscribe to or exercisable for the purchase of shares of Common Stock or Convertible Securities, whether or not immediately exercisable.

(v) “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation); and the term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

(w) “Trading Day” means any day on which the Common Stock is traded on its principal market; provided, however, that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(x) “Transfer” or “transfer” means any sale, assignment or transfer or any other disposition of this Warrant or any shares of Warrant Stock or of any interest in either thereof, which would constitute a “sale” thereof within the meaning of the Securities Act.

(y) “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general right to elect, or the general right to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting by reason of the happening of any contingency).

(z) “Warrant Price” means an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant, which number shall not be less than all the shares of Common Stock for which this Warrant is able to be exercised at the time of such exercise, multiplied by (ii) the Exercise Price as of the date of such exercise.

(aa) “Warrants” means this Warrant and all warrants issued upon the permitted Transfer of this Warrant. All Warrants shall be identical as to terms and conditions and date.

(bb) “Warrant Stock” shall be deemed to include not only shares of Common Stock issued, issuable or both upon exercise of the Warrants, but also (i) any other securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange by the Issuer generally for, or in replacement by the Issuer generally of, any shares of Warrant Stock and (ii) any securities issued in exchange for any such Warrant Stock in any merger or reorganization of the Issuer, but in either such case only so long as such securities have not been registered and Transferred pursuant to the Securities Act or Transferred in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions with respect to such securities are removed in connection with such Transfer.

Section 2. Exercise of Warrant.

(a) Right of Exercise by the Holder.

(i) At any time from and after the one (1) year anniversary of the Original Issue Date, the Holder shall have the right to exercise this Warrant, in whole and not in part, for the number of shares of Common Stock purchasable hereunder in accordance with the terms of this Warrant at the Exercise Price as of the date of such exercise.

(ii) If at any time from and after the Original Issue Date any Change of Control shall be effected, then the Holder shall have the right to exercise this Warrant, in whole and not in part, for the number of shares of Common Stock purchasable hereunder in accordance with the terms of this Warrant, at the Exercise Price as of the effective date of such Change of Control. If the Holder does not exercise this Warrant prior to the consummation of any transaction that constitutes a Change of Control, this Warrant shall expire upon the consummation of such transaction and the term “Expiration Date” in this Warrant shall mean the date when such transaction is consummated.

(iii) If at any time from and after the Original Issue Date, the Issuer executes a Fundamental Company Transaction, then the Holder shall have the right to exercise this Warrant, in whole and not in part, for the number of shares of Common Stock purchasable hereunder in accordance with the terms of this Warrant, at the Exercise Price as of the effective date of such Fundamental Company Transaction.

(b) Manner of Exercise.

(i) In order to exercise this Warrant, the Holder shall (A) deliver to the Issuer at the Designated Office a written notice of the Holder’s election to exercise this Warrant in full (an “Exercise Notice”), together with this Warrant, and (B) either pay to the Issuer the Warrant Price or provide in the Exercise Notice that the Holder elects to exercise by Cashless Exercise (the date on which both such delivery and payment shall have first taken place being hereinafter sometimes referred to as the “Exercise Date”). Such Exercise Notice shall be in the form of the subscription form appearing at the end of this Warrant as Annex A, duly executed by the Holder or its duly authorized agent or attorney. Payment of the Warrant Price shall be made by (1) delivery of a certified check made to the order of the Issuer, (2) wire transfer in the amount of such Warrant Price to an account designated in writing by the Issuer, or (3) Cashless Exercise pursuant to Section 2(b)(ii).

(ii) At any time that the Holder is able to exercise this Warrant, the Holder may exercise this Warrant in a “cashless” or “net issue” exercise (a “Cashless Exercise”) by delivering to the Issuer (A) the Exercise Notice, which shall state the Holder’s intention to exercise by a Cashless Exercise, and (B) the Warrant, pursuant to which the Holder shall surrender the right to receive upon exercise of this Warrant a number of shares of Warrant Stock having a value (as determined below) equal to the Warrant Price, in which case the number of shares of Warrant Stock to be issued to the Holder upon such Cashless Exercise shall be calculated using the following formula:

X = Y * (A - B)

      A

with X = the number of shares of Warrant Stock to be issued to the Holder.

Y = the number of shares of Warrant Stock with respect to which the Warrant is being exercised.

A = the fair value per share of Common Stock on the Exercise Date; and

B = the then-current Exercise Price of this Warrant.

Solely for the purposes of this paragraph, “fair value” shall be determined to be the closing price of the Common Stock on its principal trading market on the date on which the Exercise Notice is received by the Issuer. For example, if the number of shares of Common Stock subject to the Exercise Notice is one hundred (100), the fair value of each such share of Common Stock on the Exercise Date is Fifty Five Dollars ($55), and the Exercise Price of the Warrant is Forty Dollars ($40), then the number of shares of Warrant Stock to be issued to the Holder would be Twenty Seven (27). In addition to issuing such number of shares to the Holders, the Issuer would pay (pursuant to Section 2(f)) to the Holder an amount in cash equal to the fractional share caused by the exercise of the Warrant (0.27 shares) multiplied by the fair value of one (1) share of Common Stock ($55 per share), or Fourteen Dollars Eighty Five Cents ($14.85).

(iii) Upon receipt of such Exercise Notice, Warrant and payment, the Issuer shall, as promptly as practicable, and in any event within two (2) Business Days thereafter, properly record (or cause to be recorded) in the Issuer’s record books the Holder’s ownership of the aggregate number of full shares of Common Stock issuable upon such exercise and provide the Holder with evidence of such ownership and recordation in form and substance acceptable to such Holder. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the Exercise Date.

(c) Right of Mandatory Exercise by the Issuer. If at any time from and after the one (1) year anniversary of the Original Issue Date, the closing price of the Common Stock on its principal trading market, for each Trading Day of any three (3) consecutive Trading Day period, equals or exceeds Fifty Dollars and Ninety Nine Cents ($50.99) per share (subject to equitable adjustment for stock splits, stock dividends, combinations and capital reorganizations, as applicable) (the day following each such three (3) consecutive Trading Day period a “Mandatory Exercise Eligibility Date”), the Issuer shall have the right to require the Holder to exercise this Warrant in whole and not in part, as designated in the Mandatory Exercise Notice (as defined below) into fully paid, validly issued and nonassessable shares of Common Stock in accordance with the terms of this Warrant at the Exercise Price as of the Mandatory Exercise Eligibility Date (a “Mandatory Exercise”). The Issuer may exercise its right under this Section 2(c) by delivering within two (2) Trading Days after the Mandatory Exercise Eligibility Date a written notice thereof pursuant to Section 12 hereof, to the Holder of this Warrant (the “Mandatory Exercise Notice”, and the date the Holder receives such notice is referred to as the “Mandatory Exercise Notice Date”). The Mandatory Exercise Notice shall be irrevocable and shall state (i) the Trading Day selected for the Mandatory Exercise in accordance with this Section 2(c), which Trading Day shall be at least twenty (20) Business Days but not more than sixty (60) Business Days following the Mandatory Exercise Notice Date (the “Mandatory Exercise Date”), (ii) the aggregate number of Warrant Shares subject to Mandatory Exercise from the Holder, which number of Warrant Shares shall be issued to the Holder on the Mandatory Exercise Date. For any Mandatory Exercise of this Warrant, payment of the Warrant Price shall be made by (A) delivery of a certified check made to the order of the Issuer, (B) wire transfer in the amount of such Warrant Price to an account designated in writing by the Issuer, or (C) Cashless Exercise pursuant to Section 2(b)(ii).

(d) Payment of Taxes. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable, issued without violation of any preemptive rights and free and clear of all Liens (other than any created by actions of the Holder). The Issuer shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery of any shares of Common Stock issued upon the exercise of this Warrant to a Holder (each, an “Issuance or Delivery Tax”), but not with respect to any actual or deemed disposition of Common Stock acquired or deemed acquired pursuant to the exercise of this Warrant. Any such Issuance or Delivery Tax that is imposed by law upon the Holder shall be paid by the Holder and the Issuer shall reimburse the Holder therefor on an After-Tax Basis; provided, however, that in the event certificates for Warrant Stock are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by an Assignment Form in substantially the form of Annex B hereto, duly executed by the Holder; and the Issuer may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

(e) Fractional Shares. The Issuer shall not be required to issue or record a fractional share of Common Stock upon the exercise of this Warrant. As to any fraction of a share that the Holder would otherwise be entitled to purchase upon such exercise, the Issuer shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the market value of one share of Common Stock as of the closing date on the principal trading market for the Common Stock on the day immediately prior to such payment.

(f) Continued Validity and Application. A Holder of shares of Warrant Stock issued upon the exercise of this Warrant, including any transferee of such shares (other than a transferee in whose hands such shares no longer constitute Warrant Stock as defined herein), shall continue, with respect to such shares, to be entitled to all rights granted to Holders of Warrant Stock, as well as any other rights ancillary thereto or necessary for enforcement of such rights, and to be subject to all obligations that are applicable to such Holder by the terms of this Warrant.

Section 3. Transfer, Division and Combination.

(a) Transfer. This Warrant may be transferred by the Holder, in whole or in part, to any Affiliate of the Holder at any time after the first anniversary of the date of issuance of this Warrant without the consent of the Company. Any other transfer by the Holder hereof may only be made with the prior consent of the Company, which consent shall not be unreasonably withheld or delayed (it being understood and agreed that a delay in response of more than ten (10) days shall be unreasonable). Any such transfer will be made in accordance with the Securities Act and any other applicable securities laws. Each transfer of this Warrant and all rights hereunder shall be registered on the books of the Issuer to be maintained for such purpose, upon surrender of this Warrant at the Designated Office, together with a written assignment of this Warrant in the form of Annex B hereto duly executed by the Holder or its agent or attorney. Upon such surrender and delivery, the Issuer shall execute and deliver a new Warrant in the name of the transferee and this Warrant shall promptly be cancelled. No transfer of this Warrant may be made to any Person who conducts business (directly or indirectly) in competition with the Business of the Issuer (as defined in the Purchase Agreement).

(b) Expenses. The Issuer shall prepare, issue and deliver at its own expense any new Warrant required to be issued under this Section 3.

(c) Maintenance of Books. The Issuer agrees to maintain, at the Designated Office, books for the registration and transfer of the Warrant.

(d) Affiliate. Shall mean, with respect to any party, any Person directly or indirectly controlling, controlled by, or under common control with such party. With respect to Pure Fishing Holdings, LLC, “Affiliate” shall also mean any Person who is a member of such limited liability company as of the Original Issue Date.

Section 4. Antidilution and Other Adjustments. The Exercise Price and number and kind of shares or other securities to be issued upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events during the period that this Warrant remains outstanding, as follows:

(a) Reclassification. If any Fundamental Transaction which does not constitute a Change of Control shall be effected, then, as a condition of such Fundamental Transaction, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the shares of Common Stock immediately theretofore issuable upon exercise of this Warrant, such shares of stock as would have been issuable or payable with respect to or in exchange for a number of shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon exercise of this Warrant, had such Fundamental Transaction not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Exercise Price) shall thereafter be applicable, the equivalent in relation to any shares of stock thereafter deliverable upon the conversion hereof. The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase and receive, and the other obligations under this Warrant. The provisions of this Section 4(a) shall similarly apply to any successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions. In the event that the Fundamental Transaction involves a “spin-off” or “split-off” of part of the Company into another stand-alone company (the “Newco”), the Warrant will be subdivided pro rata into two Warrants, one issued by the Issuer and one issued by the Newco, based on the relative values of the Issuer and the Newco on the date of the spin-off or split-off, as the case may be, in each case subject to the other terms and conditions set forth in this Warrant.

(b) Stock Splits, Combinations; Dividends and Distributions. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend or distribution is paid on the Common Stock or any preferred stock issued by the Issuer in cash, property or shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Issuer is the continuing corporation), then the Exercise Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Issuer so that the Holder thereafter exercising this Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Holder would have received if the Warrant had been converted immediately prior to such event upon payment of an Exercise Price that has been adjusted to reflect a fair allocation of the economics of such event to the Holder (including reducing the Exercise Price to reflect the value of property or amount of cash distribution that such Holder would have received), without regard to any limitation specified in this Section 4. Such adjustments shall be made successively whenever any event listed above shall occur.

(c) Adjustments. An adjustment to the Exercise Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment. In the event that, as a result of an adjustment made pursuant to this Section 4, the Holder shall become entitled to receive any shares of capital stock of the Issuer other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Warrant.

(d) Notice of Events. In case at any time:

(i) the Issuer shall declare any dividend upon its Common Stock or any other class or series of capital stock of the Issuer payable in cash or stock or make any other distribution to the holders of its Common Stock or any such other class or series of capital stock;

(ii) the Issuer shall offer for subscription pro rata to the holders of its Common Stock or any other class or series of capital stock of the Issuer any additional shares of stock of any class or other rights; or

(iii) there shall be (A) any Fundamental Transaction or (B) a Change of Control and the Holder does not elect to exercise this Warrant pursuant to Section 2(a)(ii);

then, in any one or more of such cases, the Issuer shall give, pursuant to Section 12 hereof, (A) at least ten (10) Business Days’ prior written notice of the date on which the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any event set forth in subsections (i) and (ii) of this Section 4(d) and (B) in the case of any event set forth in subsection (iii) of this Section 4(d), at least ten (10) Business Days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock or such other class or series of capital stock shall be entitled thereto and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Common Stock and such other series or class of capital stock shall be entitled to exchange their Common Stock and other stock for securities or other property deliverable upon consummation of the applicable event set forth in subsection (iii) of this Section 4(d).

(e) Notice of Adjustment. Upon any adjustment of the Exercise Price, then and in each such case the Issuer shall give prompt written notice thereof pursuant to Section 12, which notice shall state the Conversion Price resulting from such adjustment and setting forth in reasonable detail the method upon which such calculation is based.

(f) Other Provisions Applicable to Adjustments Under this Section. The following provisions shall be applicable to the adjustments provided for pursuant to this Section 4:

(i) Record Date. In case the Issuer shall take a record of the holders of the Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Convertible Securities or Stock Purchase Rights or (B) to subscribe for or purchase Common Stock, Convertible Securities or Stock Purchase Rights, then all references in this Section 4 to the date of the issuance or sale of such shares of Common Stock, Convertible Securities or Stock Purchase Rights shall be deemed to be references to such record date.

(ii) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

(iii) When Adjustment Not Required. If the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution to which the provisions of Section 4 would apply, but shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(iv) Maximum Exercise Price. Except as provided above, at no time shall the Exercise Price per share of Common Stock exceed the amount set forth in the preamble of this Warrant.

(v) Independent Application. Except as otherwise provided herein, all subsections of this Section 4 are intended to operate independently of one another (but without duplication). If an event occurs that requires the application of more than one subsection, all applicable subsections shall be given independent effect without duplication.

(g) Indemnification Under the Purchase Agreement. If at any time the Holder or any Member (as defined in the Purchase Agreement) shall settle any Losses (as defined in the Purchase Agreement) to the Issuer or any other party under the Purchase Agreement by using the offset mechanism set forth in Section 7.6 of the Purchase Agreement, then for each One Thousand Dollars ($1,000.00) of settled Losses under the Purchase Agreement, the number of shares of Common Stock issuable upon full exercise of this Warrant shall be reduced by one one-thousandth (1/1,000) of one percent (0.001%) of the original number of shares of Common Stock for which this Warrant was originally exercisable by the Holder on the Original Issue Date; provided, that if a Member elects to use such offset mechanism only such Member’s Warrant shall be so reduced (or, until the first anniversary of the Original Issue Date, the Warrant held by Pure Fishing Holdings, LLC shall be so reduced). By way of example and not of limitation, if the value of settled Losses under the Purchase Agreement shall be equal to One Million Dollars ($1,000,000), the number of shares of Common Stock issuable upon full exercise of this Warrant would be reduced by one percent (1%). If the Issuer shall assert any claims against the Holder or any Member for Losses in excess of Five Million Dollars ($5,000,000) pursuant to the Purchase Agreement, then the right of any Holder against whom such claim has been asserted to exercise the Warrant to purchase Warrant Stock held by it shall be deferred until such time as such Holder informs the Issuer that it will settle any such claim by the payment of cash to the Issuer or such other Buyer Indemnified Party (as defined in the Purchase Agreement) to the extent that any of such claims are finally resolved in accordance with Article VII of the Purchase Agreement in the favor of the Issuer or such other Buyer Indemnified Party.

Section 5. No Impairment. The Issuer shall not by any action, including, without limitation, amending its charter documents or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Issuer shall take such commercially reasonable action as may be appropriate in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, free and clear of all Liens, and shall use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Issuer to perform its obligations under this Warrant.

Section 6. Reservation and Authorization of Common Stock, Registration with or Approval of any Governmental Authority. From and after the Original Issue Date, the Issuer shall at all times reserve and keep available for issuance upon the exercise of the Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of the Warrant. All shares of Common Stock issuable pursuant to the terms hereof, when issued upon exercise of this Warrant with payment therefor in accordance with the terms hereof, shall be duly and validly issued and fully paid and nonassessable, not subject to preemptive rights and shall be free and clear of all Liens. Before taking any action that would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Exercise Price, the Issuer shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction over such action. If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, the Issuer will use commercially reasonable efforts to cause such shares to be duly registered.

Section 7. Notice of Corporate Actions; Taking of Record; Transfer Books.

(a) Notices of Corporate Actions. In the event of: (i) any taking by the Issuer of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities, (ii) any capital reorganization of the Issuer, any reclassification or recapitalization of the capital stock of the Issuer or any consolidation or merger involving the Issuer and any other Person or any transfer or other disposition of all or substantially all the assets of the Issuer to another Person, (iii) any voluntary or involuntary dissolution, liquidation or winding-up of the Issuer, (iv) any amendment of the Certificate of Incorporation of the Issuer or (v) any registration or public offering of Common Stock, the Issuer shall mail to the Holder in accordance with the provisions of Section 12 hereof a notice specifying (A) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right and (B) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, disposition, dissolution, liquidation, winding-up, amendment or offering is to take place or become effective, the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, disposition, dissolution, liquidation or winding-up and a description in reasonable detail of the transaction. Such notice shall be mailed to the extent practicable at least thirty (30), but not more than ninety (90) days prior to the date therein specified. In the event that the Issuer at any time sends any other notice to the holders of its Common Stock, it shall concurrently send a copy of such notice to the Holder of this Warrant.

(b) Taking of Record. In the case of all dividends or other distributions by the Issuer to the holders of its Common Stock with respect to which any provision of any Section hereof refers to the taking of a record of such holders, the Issuer will in each such case take such a record and will take such record as of the close of business on a Business Day.

(c) Closing of Transfer Books. The Issuer shall not at any time, except upon dissolution, liquidation or winding up of the Issuer, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of this Warrant.

Section 8. Registration Rights.

(a) Certain Definitions. For the purposes of this Section 8:

(i) The Holders of this Warrant and the Warrant Stock are collectively referred to as “WS Holders”.

(ii) Each WS Holder shall be deemed to “hold”, as of any specified date, (i) the number of shares of Warrant Stock held by such WS Holder as of such date, or (ii) the number of shares of Warrant Stock issuable upon exercise of this Warrant.

(iii) The total number of shares of Warrant Stock deemed “outstanding”, as of any specified date, will be equal to (i) the total number of shares of Warrant Stock outstanding as of such date, or (ii) the number of shares of Warrant Stock issuable upon exercise of this Warrant.

(b) Registration of Warrant Stock.

(i) The Issuer shall (A) no later than the first (1st) anniversary of the Original Issue Date of this Warrant, file a registration statement (or any necessary amendments to a previously filed registration statement) for the sale or other disposition of all of the Warrant Stock (which registration statement shall specify that the registered offering is being made on a delayed or continued basis pursuant to Rule 415 under the Securities Act) (the “Registration Statement”); and (B) use commercially reasonable efforts to keep such Registration Statement Continuously Effective until the Expiration Date or such earlier date as of which all Warrant Stock covered by the Registration Statement either (x) shall have been disposed of in the manner described therein or (y) may be sold immediately pursuant to Rule 144 under the Securities Act, and without volume restrictions (such period, the “Effective Period”).

(ii) The Issuer shall be entitled to suspend for up to 90 days the ability of WS Holders to sell under the Registration Statement if the Board determines, in its good faith reasonable judgment (with the concurrence of the managing underwriter, if any), that the Transfer of Warrant Stock at such time would materially interfere with, or require premature disclosure of, any financing, acquisition, reorganization or other material transaction involving the Issuer or any of its Subsidiaries and the Issuer promptly gives notice to Pure Fishing and each WS Holder of such determination; provided, however, that the Issuer shall have the ability to suspend the effectiveness of the Registration Statement pursuant to this Section 8.2(b)(ii) only once during any given 12-month period.

(iii) The Registration Statement shall be on Form S-3 or such other appropriate registration statement form of the Commission as shall be selected by the Issuer. If any offering to be made pursuant to the Registration Statement involves an underwritten offering (whether on a “firm”, “best efforts” or “all reasonable efforts” basis or otherwise), or an agented offering, the holders of a majority of the shares of Warrant Stock shall have the right to select the underwriter or underwriters and manager or managers to administer such underwritten offering or the placement agent or agents for such agented offering; provided, however, that each Person so selected shall be approved by the Issuer, which approval shall not be unreasonably withheld.

(c) Registration Procedures. In connection with the filing of the Registration Statement, the Issuer shall, as expeditiously as practicable:

(i) Before filing the Registration Statement or related prospectus or any amendments or supplements thereto, the Issuer shall furnish to counsel for Pure Fishing, copies of all such documents in the form substantially as proposed to be filed with the Commission at least two (2) Business Days prior to filing for review and comment by Pure Fishing or its counsel.

(ii) Prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act and rules promulgated thereunder with respect to the disposition of all securities covered by the Registration Statement. If a WS Holder wishes to make any sales under the Registration Statement through the means of an underwritten offering, the Issuer shall amend the Registration Statement or supplement the related prospectus whenever required by the terms of the underwriting agreement. Subject to Rule 415 under the Securities Act, the Issuer shall amend the Registration Statement or supplement the related prospectus so that it will remain current and in compliance with the requirements of the Securities Act throughout the Effective Period, and if during such period any event or development occurs as a result of which the Registration Statement or related prospectus contains a misstatement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Issuer shall promptly notify each Warrant Holder and WS Holder, amend the Registration Statement or supplement the related prospectus so that each will thereafter comply with the Securities Act and furnish to each Warrant Holder and WS Holder such amended or supplemented prospectus, which each such Warrant Holder and WS Holder shall thereafter use in the Transfer of Warrant Stock covered by the Registration Statement. Pending such amendment or supplement each such Selling Holder shall cease making offers or Transfers of Warrant Stock pursuant to the prior prospectus. In the event that any Warrant Stock included in the Registration Statement remains unsold at the end of the Effective Period, the Issuer may withdraw the Registration Statement or file a post-effective amendment to the Registration Statement for the purpose of removing such Warrant Stock from registered status.

(iii) Furnish to each WS Holder, without charge, such numbers of copies of the Registration Statement, any pre-effective or post-effective amendment thereto, the prospectus, including each preliminary prospectus and any amendments or supplements thereto, in each case in conformity with the requirements of the Securities Act and the rules thereunder, and such other related documents as each WS Holder may reasonably request in order to facilitate the disposition of securities owned by it and covered by the Registration Statement.

(iv) Use commercially reasonable efforts (A) to register and qualify the securities covered by the Registration Statement under such other securities or blue sky laws of such states or jurisdictions (including foreign jurisdictions) as shall be reasonably requested by the Holder, and (B) to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of the offer and transfer of the Warrant Stock in any jurisdiction, at the earliest possible moment; provided, however, that the Issuer shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(v) In the event that any WS Holder shall choose to enter into an underwriting agreement or agency agreement with respect to any portion of the offering to be made pursuant to the Registration Statement, enter into and perform the Issuer’s obligations under an underwriting or agency agreement (including indemnification and contribution obligations of underwriters or agents), in usual and customary form, with the managing underwriter or underwriters of or agents for such offering. The Issuer shall also cooperate with the Selling Holders and the managing underwriter for such offering in the marketing of the Warrant Stock, including making available the Issuer’s officers, accountants, counsel, premises, books and records for such purpose; provided, however that the Issuer shall not be required to incur any out-of-pocket expense (other than out-of-pocket expenses that the relevant WS Holder has agreed to reimburse) pursuant to this Section 8(c)(v).

(vi) Promptly notify the Selling Holders of any stop order issued or threatened to be issued by the Commission in connection with the Registration Statement (and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered).

(vii) Make generally available to the Issuer’s security holders copies of all periodic reports, proxy statements, and other information referred to in Section 8(h) and an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 90 days following the end of the twelve (12)-month period beginning with the first month of the Issuer’s first fiscal quarter commencing after the effective date of the Registration Statement.

(viii) Make available for inspection by Pure Fishing, any underwriter participating in any offering pursuant to the Registration Statement and the representatives of Pure Fishing and such underwriter, all financial and other information as shall be reasonably requested by them, and provide Pure Fishing, any underwriter participating in such offering and any of their representatives the opportunity to discuss the business affairs of the Issuer with its principal executives and independent public accountants who have certified the audited financial statements included in the Registration Statement, in each case all as necessary to enable them to exercise their due diligence responsibility under the Securities Act; provided, however, that information that the Issuer determines, in good faith, to be confidential and which the Issuer advises any such Person in writing is confidential shall not be disclosed unless such Person signs a confidentiality agreement reasonably satisfactory to the Issuer or the related Selling Holder agrees to be responsible for such Person’s breach of confidentiality on terms reasonably satisfactory to the Issuer.

(ix) Provide and cause to be maintained a transfer agent and registrar for all Warrant Stock from and after a date not later than the effective date of the Registration Statement.

(x) Use commercially reasonable efforts to cause the Warrant Stock covered by the Registration Statement (A) if the Common Stock is then listed on a securities exchange or included for quotation in a recognized trading market, to continue to be so listed or included for a reasonable period of time after the offering, and (B) to be registered with or approved by such other United States, state or foreign governmental agencies or authorities as may be necessary by virtue of the business and operations of the Issuer to enable the WS Holders to consummate the disposition of such Warrant Stock.

(d) Selling Holders’ Obligations. It shall be a condition precedent to the obligations of the Issuer to take any action pursuant to this Section 8 with respect to the Registration Statement that each Holder of Warrant Stock shall furnish to the Issuer such information regarding the Holder, the number of Shares of Warrant Stock owned by it, and the intended method of disposition of the Warrant Stock as shall be required to effect the registration of such Holder’s Warrant Stock, and to cooperate with the Issuer in preparing the Registration Statement and any related prospectuses.

(e) Expenses of Registration. Expenses incurred in connection with the Registration Statement shall be allocated and paid as follows:

(i) The Issuer shall bear and pay all expenses incurred in connection with the Registration Statement, including all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws or similar non-U.S. laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Issuer, and of the Issuer’s independent public accountants (the “Registration Expenses”), but excluding underwriting discounts and commissions relating to the Registration Statement (which shall be paid by the Selling Holders).

(ii) Any failure of the Issuer to pay any Registration Expenses as required by this Section 8(e) shall not relieve the Issuer of its obligations under this Section 8.

(f) Indemnification; Contribution. In connection with the Registration Statement,

(i) To the extent permitted by applicable law, the Issuer shall indemnify and hold harmless each Selling Holder, each Person, if any, who controls such Selling Holder within the meaning of the Securities Act, and each officer, director, partner, and employee of such Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint or several), including reasonable attorneys’ fees and disbursements and reasonable expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto;

(B) the omission or alleged omission to state therein a material fact required to be stated in the Registration Statement, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(C) any violation or alleged violation by the Issuer of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law;

provided, however, that the indemnification required by this Section 8(f)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Issuer (which consent shall not be unreasonably withheld or delayed), nor shall the Issuer be liable in any such case for any such loss, claim, damage, liability or expense to the extent that it is determined by a court of competent jurisdiction by a final non-appealable order to have solely arisen out of or be based upon a Violation which occurred in reliance upon and in conformity with information furnished to the Issuer by the indemnified party expressly for use in connection with the Registration Statement; provided, further, that the indemnity contained in this Section 8(f)(i) shall not apply to any underwriter to the extent that any such loss is based on or arises out of an untrue statement or alleged untrue statement of a material fact, or an omission or alleged omission to state a material fact, contained in or omitted from any preliminary prospectus if the final prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final prospectus was not sent or given to the Person claiming a loss at or prior to the confirmation of sale to such Person if the underwriter was under an obligation to deliver such final prospectus and failed to do so.

(ii) To the extent permitted by applicable law, each Selling Holder shall indemnify and hold harmless the Issuer, each of its directors, each of its officers who shall have signed the Registration Statement, each Person, if any, who controls the Issuer within the meaning of the Securities Act, any other Selling Holder, any controlling Person of any such other Selling Holder and each officer, director, partner, and employee of such other Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint and several), including attorneys’ fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses are determined by a court of competent jurisdiction by a final non-appealable order to have solely arisen out of or be based upon a Violation that occurred in reliance upon and in conformity with information furnished by such Selling Holder expressly for use in connection with such Registration Statement; provided, however, that (x) the indemnification required by this Section 8(f)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if settlement is effected without the consent of the relevant Selling Holder, which consent shall not be unreasonably withheld, and (y) in no event shall the amount of any indemnity under this Section 8(f)(ii) exceed the net proceeds from the applicable offering received by such Selling Holder.

(iii) Promptly after receipt by an indemnified party under this Section 8(f) of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 8(f), such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and disbursements and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or likely conflicts of interest between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8(f) but shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this Section 8(f). Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within thirty (30) days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (A) the indemnifying party has agreed to pay such fees and expenses or (B) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (C) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such indemnified party, based on advice of outside counsel, a conflict of interest likely exists between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels). No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

(iv) If the indemnification required by this Section 8(f) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 8(f):

(A) The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’

relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(f)(i) and Section 8(f)(ii), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(B) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(f)(iv) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 8(f)(iv)(A) above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(v) The indemnification required by this Section 8(f) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

(vi) The obligations of the Issuer and the Selling Holders under this Section 8(f) shall survive the completion of any offering of Warrant Stock pursuant to the Registration Statement, and otherwise.

(g) Holdback. Each WS Holder, if so requested by the managing underwriter in connection with a registered offering by the Issuer of Common Stock, Convertible Securities Stock Purchase Rights, shall not effect any public sale or distribution of shares of Common Stock (excluding any sale pursuant to Rule 144 or Rule 144A under the Securities Act and any sale as part of such underwritten or agented registration), during the seven (7) days prior to and the 90-day period beginning on the date such registration statement is declared effective under the Securities Act by the Commission, provided, however, that such WS Holder is timely notified of such period in writing by such managing underwriter, and provided, further, that such WS Holder is given the right to participate as a seller in such underwritten or agented offering on the same terms as the Issuer, or such other Persons on whose behalf the Registration Statement has been filed have agreed to sell their securities in such offering. Notwithstanding the foregoing, this Section 8(g) shall not be applicable to or otherwise be binding on the holders of Warrant Stock unless the Issuer causes all of its executive officers and directors to be similarly bound.

(h) Additional Covenants of the Issuer. The Issuer hereby agrees and covenants that it shall file as and when applicable, on a timely basis, all reports required to be filed by it under the Exchange Act. If the Issuer is not required to file reports pursuant to the Exchange Act or fails to file required reports, upon the request of any WS Holder, the Issuer shall make available to such requesting WS Holder the information specified in subparagraph (c)(2) of Rule 144 of the Securities Act, and take such further action as may be reasonably required from time to time and as may be within the reasonable control of the Issuer, to enable WS Holders to Transfer the Warrant Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act or any similar rule or regulation hereafter adopted by the Commission. In addition, promptly upon the request of any WS Holder, the Issuer shall provide such WS Holder with such financial statements, reports and other information as may be required to permit such WS Holder to Transfer shares of Warrant Stock to Qualified Institutional Buyers pursuant to Rule 144A of the Securities Act.

Section 9. Loss or Mutilation. Upon receipt by the Issuer from any Warrant Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and an indemnity reasonably satisfactory to it (it being understood that the written indemnification agreement of or affidavit of loss of Pure Fishing shall be a sufficient indemnity) and, in case of mutilation, upon surrender and cancellation hereof, the Issuer will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, however, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Issuer for cancellation.

Section 10. Office of the Issuer. As long as any of the Warrants remain outstanding, the Issuer shall maintain an office or agency, which may be the principal executive offices of the Issuer (the “Designated Office”), where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant. Such Designated Office shall initially be the office of the Issuer at 555 Theodore Fremd Avenue, Suite B-302, Rye, New York 10580. The Issuer may from time to time change the Designated Office to another office of the Issuer or its agent within the United States by notice given to all registered holders of Warrants at least ten (10) Business Days prior to the effective date of such change.

Section 11. Certain Covenants of the Issuer. From the date hereof until the Expiration Date, the Issuer covenants and agrees as follows:

(a) Compliance with Laws; Preservation of Corporate Existence. The Issuer will use commercially reasonable efforts to comply in all material respects with all applicable securities laws, rules, regulations and orders and preserve and maintain its legal existence, and will preserve and maintain its rights, franchises, qualifications and privileges in all material respects.

(b) Taxes. The Issuer will pay when due all taxes, assessments, charges and levies imposed upon it or any of its properties or which it is required to withhold and pay over in connection with the issuance of this Warrant, except where such taxes, assessments or charges shall be contested in good faith by appropriate proceedings and where adequate reserves therefor have been set aside on its books.

(c) Additional Information. The Issuer shall notify Pure Fishing if at any time it ceases to be subject to the reporting requirements of the Exchange Act. During any period that the Issuer shall not be subject to such requirements, the Issuer shall, until the earlier of the Expiration Date or the date upon which Pure Fishing has exercised this Warrant in full, (i) provide to Pure Fishing information that is comparable in all material respects to the information that the Issuer would have been required to file with the Commission were it still subject to such requirements, and (ii) notify Pure Fishing of such information on the same schedule that it would have been required to file such information with the Commission.

(d) Rights Agreements. If the Issuer shall adopt a stockholder rights plan or other agreement pursuant to which holders of any Issuer security (including “rights” that are issued to holders of Common Stock) shall have the right to acquire additional shares of Common Stock, other securities or property upon the acquisition by holders of in excess of a specified percentage of Common Stock, such plan shall specify that the acquisition by Pure Fishing of Common Stock pursuant to the exercise of this Warrant shall not trigger such right to receive Common Stock, other securities or property.

Section 12. Miscellaneous.

(a) Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Issuer or the Holder of this Warrant shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such Person.

(b) Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered by facsimile or electronic mail transmission with receipt acknowledged, in person or sent by overnight courier, registered mail or certified mail, return receipt requested, postage prepaid, addressed as follows:

if to any Holder of this Warrant or of Warrant Stock issued upon the exercise hereof, at its last known address appearing on the books of the Issuer maintained for such purpose;

if to the Issuer, at its Designated Office, with a copy to:

Kaye Scholer LLC
3 First National Plaza, Suite 4100
70 West Madison Street
Chicago, Illinois 60602-4231
Facsimile: (312) 583-2360
Attention: Gary R. Silverman

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which it was sent by facsimile or electronic mail transmission, or personally delivered, with receipt acknowledged, or four (4) Business Days after the same shall have been deposited in the United States mail, or one (1) Business Day after the same shall have been delivered to Federal Express or another overnight courier service.

(c) Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder of this Warrant to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder to pay the Exercise Price for any Warrant Stock other than pursuant to an exercise of this Warrant, whether such liability is asserted by the Issuer or by creditors of the Issuer.

(d) Remedies. Each Holder of Warrants and/or Warrant Stock, in addition to being entitled to exercise its rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights provided under this Warrant. The Issuer agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees, in an action for specific performance, to waive the defense that a remedy at law would be adequate.

(e) Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Issuer and the permitted transferees, successors and assigns of the Holder hereof. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and to the extent applicable, all Holders of shares of Warrant Stock issued upon the exercise hereof (including permitted transferees), and shall be enforceable by any such Holder.

(f) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Issuer and the Holder, or, after exercise of this Warrant, the Holders of a majority of the Warrant Stock.

(g) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

(h) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

(i) Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Warrant shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of New York.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Issuer has caused this Warrant to be duly executed and attested as of the date first set forth above.

JARDEN CORPORATION

By:	/s/ Ian Ashken
Name:	Ian Ashken
Title:	Chief Financial Officer

WARRANT SIGNATURE PAGE

ANNEX A

SUBSCRIPTION FORM

The undersigned registered owner of this Warrant exercises this Warrant for the purchase of              shares Common Stock of Jarden Corporation and herewith makes payment therefor pursuant to Section 2(b) of the Warrant, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to                                                      , whose address is                                                                                                       , and represents that the Warrant being here delivered is not subject to any lien or encumbrance, other than any lien or encumbrance created by this Warrant.

(Name of Registered Owner)

(Signature of Registered Owner)

(Street Address)

(City)	(State)	(Zip Code)

ANNEX B

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee	Number of Shares of Common Stock

and does hereby irrevocably constitute and appoint                                               attorney-in-fact to register such transfer onto the books of Jarden Corporation maintained for the purpose, with full power of substitution in the premises.

Dated:	Print Name:

Signature:
Witness: